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                                                                 EXHIBIT (a)(5)

                           LETTER TO DTC PARTICIPANTS
                 REGARDING THE TENDER OF SHARES OF COMMON STOCK

                                       OF

                             PRICE ENTERPRISES, INC.

                PURSUANT TO THE OFFER TO EXCHANGE AND PROSPECTUS
                              DATED OCTOBER 6, 1999

                                       OF

                            EXCEL LEGACY CORPORATION

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON NOVEMBER 3, 1999 (THE "EXPIRATION DATE"), UNLESS EXTENDED.
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                                                                 October 6, 1999

To The Depository Trust Corporation Participants:

    Excel Legacy Corporation, a Delaware corporation ("Legacy"), is offering to purchase any and all outstanding shares of common stock, par value $0.0001 per share (the "Shares"), of Price Enterprises, Inc., a Maryland corporation ("Enterprises"), at a purchase price of $8.50 (the "Offer Price") consisting of $4.25 in cash, $2.75 in principal amount of its 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 ("Legacy Debentures") and $1.50 in principal amount of its 10.0% Senior Redeemable Secured Notes due 2004 ("Legacy Notes"), for each Share, upon the terms and subject to the conditions set forth in the Offer to Exchange and Prospectus, dated October 6, 1999 (the "Offer to Exchange"), and in the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer") enclosed herewith. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Letter of Transmittal.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

        Enclosed herewith are copies of the following documents:

        1. The Offer to Exchange and Prospectus, dated October 6, 1999.

        2. The Letter of Transmittal to tender Shares for your use and for the information of your clients, along with Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

        3. A letter to stockholders of Enterprises from Jack McGrory, President and Chief Executive Officer of Enterprises, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by Enterprises and mailed to the stockholders of Enterprises, each recommending that Enterprises' stockholders accept the Offer and tender their Shares.

        4. The Notice of Guaranteed Delivery to be used to tender Shares pursuant to the Offer if none of the procedures for tendering Shares set forth in the Offer to Exchange can be completed on a timely basis.

        5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.


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        To participate in the Offer, a beneficial holder must either (i) cause to be delivered to Norwest Bank Minnesota, National Association, as Exchange Agent (the "Exchange Agent") at the address set forth in the Letter of Transmittal Shares in proper form for transfer together with a properly executed Letter of Transmittal or (ii) cause a DTC Participant to tender such holder's Shares to the Exchange Agent's account maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Offer, the DTC Participant confirms on behalf of itself and the beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent itself.

        YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 3, 1999, UNLESS THE OFFER IS EXTENDED.

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    Please note the following:

        1. The Offer Price is $8.50 per Share consisting of $4.25 in cash, $2.75 in principal amount of Legacy Debentures and $1.50 in principal amount of Legacy Notes.

        2. The Offer is being made for any and all of the outstanding Shares.

        3. The Offer is conditioned upon, among other things, (i) there having been validly tendered, and not properly withdrawn, 8,000,000 Shares, and
    (ii) the satisfaction of certain other terms and conditions set forth in the Offer to Exchange. Certain stockholders of Enterprises have agreed to exchange their Shares, which together aggregate 8,014,970 Shares. These Shares have been placed in escrow pending the closing of the Offer. Although Legacy expects the minimum number of Shares to be tendered in the Offer, it is very important to Legacy that your clients tender their Shares.

        4. Except as set forth in the Letter of Transmittal, tendering stockholders will not be obligated to pay stock transfer taxes on the transfer of Shares pursuant to the Offer. Legacy will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent and the Information Agent) in connection with the solicitation of tenders of Shares pursuant to the Offer.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Legacy will accept for exchange all Shares which are validly tendered and not properly withdrawn on or prior to the Expiration Date. In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message, and any other required documents should be sent to the Exchange Agent and (ii) certificates representing the tendered Shares (the "Share Certificates") or a timely Book-Entry Confirmation should be delivered to the Exchange Agent in accordance with the instructions set forth in the Offer to Exchange and the Letter of Transmittal.

    Holders of Shares whose Share Certificates are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Exchange Agent or complete the procedures for book-entry transfer prior to the Expiration Date must tender their Shares according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer--Guaranteed Delivery Procedures" in the Offer to Exchange and in Instruction 2 of the Letter of Transmittal.

    Neither Legacy nor any officer, director, stockholder, agent or other representative of Legacy will pay any fees or commissions to any broker, dealer or other person (other than the Exchange Agent and D.F. King & Co., Inc., as Information Agent (the "Information Agent")) for soliciting tenders of Shares pursuant to the Offer. Legacy will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Legacy will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 to the Letter of Transmittal.


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    Any inquiries you may have with respect to the Offer should be addressed to the Information Agent: D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, telephone number (800) 659-6590.

    Requests for copies of the enclosed materials may be directed to the Information Agent at the above address and telephone number.

                                                     Very truly yours,

                                                     Excel Legacy Corporation

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF LEGACY, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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